June 24, 2019

Acuitas Group Holdings, LLC

2120 Colorado Ave.
Suite 230

Santa Monica, CA 90404

Attention: Terren Peizer

Dear Mr. Peizer:

Reference is hereby made to the following documents: (i) that certain Securities Purchase Agreement, dated July 3, 2018, by and among BioVie Inc., a Nevada corporation (“BioVie”), Acuitas Group Holdings, LLC (“Acuitas”), and the other purchasers identified on the signature pages thereto (the “Securities Purchase Agreement”), and (ii) that certain Common Stock Purchase Warrant, No. B-1 and B-2, issued by BioVie to Acuitas on July 3, 2018 (collectively, the “Warrant”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Securities Purchase Agreement.

The purpose of this letter agreement (this “Letter Agreement”) is to confirm certain waivers under the Securities Purchase Agreement, grant future purchase rights to Acuitas in exchange for the waivers under the Securities Purchase Agreement, and provide for the terms of the exchange of the Warrant for shares of Common Stock pursuant to Section 3(a)(9) of the Securities Act. The Board of Directors, based upon the findings and recommendations of the Capital Structure Committee of the Board of Directors, has determined that such waivers, grant and exchange are in the best interest of BioVie and its stockholders and will facilitate the ability of BioVie to raise capital.

In consideration of the foregoing, the covenants and agreements herein contained, other valuable consideration (the receipt of which is hereby acknowledged) and intending to be legally bound hereby, BioVie and Acuitas hereby agree as follows:

1.       Waivers under Securities Purchase Agreement. Acuitas hereby irrevocably and unconditionally waives any and all rights under Section 4.11 (Future Purchase Rights) of the Securities Purchase Agreement, solely with respect to Acuitas. Acuitas specifically waives and disclaims any and all rights to purchase additional shares of Common Stock together with Warrants pursuant to Section 4.11 of the Securities Purchase Agreement.

2.       Grant of Future Purchase Right.

(a)       BioVie shall issue to Acuitas 167,494,750 shares of Common Stock, subject to adjustment as set forth in Section 2(c) (the “Transaction Shares”), in the event that either of the following occurs on or before November 30, 2019:

(i)	BioVie shall have successfully commenced the listing its Common Stock on the Nasdaq Capital Market; or

(ii)	BioVie shall have sold securities with an aggregate purchase price of at least $2,000,000 (excluding any securities purchased by Acuitas) beginning on the date hereof and ending on or before November 30, 2019.

In the case of an issuance under Section 2(a)(i), BioVie shall issue the Transaction Shares to Acuitas substantially concurrently with the closing of the transaction occurring at the time of the listing, or absent the occurrence of such a transaction, on the first Business Day the Common Stock is listed on the Nasdaq Capital Market. In the case of an issuance under Section 2(a)(ii), BioVie shall issue the Transaction Shares to Acuitas substantially concurrently with the closing of the transaction resulting in BioVie having sold $2,000,000 or more of its securities on or before November 30, 2019. Upon the issuance of Transaction Shares under Section 2(a)(i), Acuitas hereby irrevocably and unconditionally waives any and all rights under Section 2.4(b) (Purchase Price Adjustments), solely with respect to Acuitas and specifically waives and disclaims any and all rights to additional Shares and Warrants under the Securities Purchase Agreement following a proceeding in which the useful life of BioVie’s intellectual property rights is reduced by more than 75%.

(b)       As consideration for the waivers provided by Acuitas under Section 1 of this Letter Agreement and subject to earlier curtailment or termination as set forth in Section 2(c) of this Letter Agreement, Acuitas shall have the right commencing September 1, 2019 and expiring November 30, 2019 to purchase up to 200,000,000 shares of Common Stock, in one or more closings, at the then effective Per Share Purchase Price, together with a common stock purchase warrant relating to one share of Common Stock for each share of Common Stock so purchased, with the common stock purchase warrants exercisable from November 30, 2019 until November 30, 2025, subject to early expiration in the event of any issuance of Transaction Shares, but otherwise in the form attached as Exhibit A to the Securities Purchase Agreement and having an exercise price per share equal to the then effective Exercise Price (as defined in the form of common stock purchase warrant), in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization (the right, the “Option”).

(c)       The Option shall lapse and any warrants purchased shall terminate immediately upon the issuance of the Transaction Shares by BioVie pursuant to Section 2(a) of this Letter Agreement, and for the avoidance of doubt, Acuitas shall not the right to exercise the Option, and BioVie shall not have any obligation to issue shares of Common Stock upon any purported exercise of the Option, if BioVie shall have issued the Transaction Shares pursuant to Section 2(a) hereof. In addition, the number of Transaction Share shall be reduced proportionally upon the exercise of the Option pursuant to the following formula:

X = Y ((B – A) ÷ B)

where:

X is the number of Transaction Shares as adjusted following an exercise of the Option;

Y is 167,494,750 shares of Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization;

B is 200,000,000 shares of Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization; and

A is the cumulative number of shares of Common Stock purchased by Acuitas upon one or more exercises of the Option.

3.       Exchange of Warrant. No later than the close of business on the second Business Day after the date hereof, BioVie will issue and deliver (or cause to be issued and delivered) 190,791,666 shares of Common Stock (the “Exchange Shares”) to Acuitas, or in the name of a custodian or nominee of Acuitas, and Acuitas will surrender the Warrant to BioVie (the “Exchange”). The Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act.

4.       Representations and Warranties of BioVie. BioVie hereby represents and warrants as follows:

(a)       BioVie has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Letter Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Letter Agreement by BioVie and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of BioVie and no further action is required by BioVie, the Board of Directors or BioVie’s shareholders in connection herewith other than in connection with the Required Approvals. This Letter Agreement has been (or upon delivery will have been) duly executed by BioVie and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of BioVie enforceable against BioVie in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       The execution, delivery and performance by BioVie of this Letter Agreement, the issuance of the Exchange Shares and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of BioVie’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of BioVie or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a BioVie or Subsidiary debt or otherwise) or other understanding to which BioVie or any Subsidiary is a party or by which any property or asset of BioVie or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which BioVie or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of BioVie or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)       BioVie is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by BioVie of this Letter Agreement, other than: (i) the filing of a Current Report on Form 8-K following the execution of this Letter Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Exchange Shares for trading thereon in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(d)       The Exchange Shares are duly authorized and, when issued in accordance herewith, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by BioVie.

(e)       Neither BioVie nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations promulgated thereunder) for soliciting the Exchange. Assuming the representations and warranties of Acuitas contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

5.       Representations and Warranties of Acuitas. Acuitas hereby represents and warrants as follows:

(a)       Acuitas is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Letter Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Letter Agreement and performance by Acuitas of the transactions contemplated hreby have been duly authorized by all necessary limited liability company or similar action on the part of Acuitas. This Letter Agreement has been duly executed by Acuitas, and when delivered by Acuitas, will constitute the valid and legally binding obligation of Acuitas, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Neither Acuitas nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations promulgated thereunder) for soliciting the Exchange, and Acuitas will receive no additional consideration for the Warrant other than the Exchange Shares.

6.       No Other Amendments or Waivers. Except as expressly set forth herein, this Letter Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Securities Purchase Agreement, or of any right, power or remedy of Acuitas or the other Purchasers, or constitute a waiver, amendment or modification of any provision of the Securities Purchase Agreement (except to the extent herein set forth). Except as set forth herein, Acuitas reserves all rights, remedies, powers, or privileges.

7.       Conflicts. Except as expressly set forth in this Letter Agreement, the terms and provisions of the Securities Purchase Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Letter Agreement and the Securities Purchase Agreement, this Letter Agreement shall control.

8.       Governing Law; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Letter Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Letter Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Letter Agreement), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Letter Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Letter Agreement, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

9.       Notices; Miscellaneous. Section 5.4 (Notices) of the Securities Purchase Agreement shall govern any and all notices or other communications or deliveries required or permitted to be provided hereunder. Sections 5.6 (Headings), 5.12 (Severability), 5.15 (Remedies), and 5.19 (Construction) of the Securities Purchase Agreement are incorporated herein, with each reference to the “Agreement” or the “Transaction Documents” therein being replaced by a reference to this Letter Agreement.

10.       Execution. This Letter Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(Signature Pages Follow)

Kindly acknowledge your acceptance of this Letter Agreement by executing in the space provided below.

Sincerely,

BIOVIE INC.

By:/s/ Jonathan M. Adams

Name: Jonathan M. Adams

Title: Chief Operating Officer

Acknowledged and agreed:

ACUITAS GROUP HOLDINGS, LLC

By:/s/ Terren S. Peizer

Name: Terren S. Peizer

Title: Managing Member